Exhibit 99.(q)

POWER OF ATTORNEY

Each of the undersigned Trustees of  the AltShares Trust (the “Company”) appoints each of Stacy L. Fuller and Fatima S. Sulaiman as an attorney-in-fact and agent with the power to execute and to file any of the documents referred to below relating to the registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the registration of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Company’s registration statement on Form N-1A and any other necessary or desirable form under the 1940 Act or the Securities Act, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive relief and proxy materials. Each Trustee grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as each of them could do if personally present, thereby ratifying all that each such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

EXECUTED at New York, New York on this 6th day of February, 2020.

/s/ Francis X. Tracy	Trustee
Francis X. Tracy

/s/ Nancy M. Morris	Trustee
Nancy M. Morris